TRANSFER AGENCY AND SERVICE AGREEMENT

between

THE ROYCE FUND

and

STATE STREET BANK AND TRUST COMPANY

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the 31st day of December, 1985, by and between THE ROYCE FUND a business trust, having its principal office and place of business at (the “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts corporation having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the “Bank”).

WHEREAS, the Fund desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer Shares in three series, the Equity-Income Series, the High Yield Series and the Value Series (such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 8, being herein referred to as the “Series”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1    Terms of Appointment; Duties of the Bank

1.01      Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act, as transfer agent for each Series of the Fund’s authorized and issued shares of beneficial interest (“Shares”), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund (“Shareholders”) and set out in the prospectus of the Fund, corresponding to the date of this Agreement.

1.02      The Bank agrees that it will perform the following services:

(a)	In accordance with procedures established from time to time by agreement between the Fund and the Bank, the Bank shall:

(i)	receive for acceptance, orders for the purchase of Shares of each Series, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the “Custodian”);

(ii)	pursuant to purchase orders, issue the appropriate number of Shares of each Series and hold such Shares in the appropriate Shareholder account;

(iii)	receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

(iv)	at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(v)	effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

(vi)	prepare and transmit payments for dividends and distributions declared by the Fund; and

(vii)	maintain records of account for and advise the Fund and its Shareholders as to the foregoing.

(b)        In addition to and not in lieu of the services set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans consistent with those regulations in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. residents and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all registered Shareholders, preparing and mailing confirmations forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions to Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares of each Series and of all Shares added by sales in each State of the registered Shareholder or dealer branch office, as defined by the Fund. The Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from the blue sky reporting to the Fund for each State and (ii) approve those transactions to be included for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund’s blue sky State registration status is limited to the reporting of transactions as described above.

(c)        Additionally, the Bank shall:

(i)        Utilize a system to identify all share tractions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net assets value per share of the Series involved next computed after receipt of such orders, and shall compute the net effect upon each Series of the Fund of such transactions so identified on a daily and cumulative basis.

(ii)        If upon any day the cumulative net effect of such transactions upon a Series of the Fund is negative and exceeds a dollar amount equivalent to 1/2 of 1 cent per share of such Series, the Bank shall promptly make a payment to the Fund in cash or through the use of a credit, in the manner described in paragraph (iv) below, in such amount as may be necessary to reduce immediately the negative cumulative net effect to less than 1/2 of 1 cent per share of such Series.

(iii)        If on the last business day of any month the cumulative net effect upon a Series of the Fund (adjusted by the amount of all prior payments and credits by the Bank and the Fund applicable to such Series) is negative, the Fund shall be entitled to a reduction in the fee applicable to such Series next payable under the Agreement by an equivalent amount, except as provided in paragraph (iv) below. If on the last business day in any month the cumulative net effect upon a Series of the Fund (adjusted by the amount of all prior payments and credits by the Bank and the Fund applicable to such Series) is positive, the Bank shall be entitled to recover certain past payments and reductions in fees applicable to such Series, and to credit against all future payments and fee reductions applicable to such Series that may be required under the Agreement as herein described in paragraph (iv) below.

(iv)        At the end of each month, any positive cumulative net effect upon a Series of the Fund shall be deemed to be a credit to the Bank which shall first be applied to permit the

Bank to recover any prior cash payments and fee reductions made by it to the Fund applicable to such Series under paragraphs (ii) and (iii) above during the calendar year, by increasing the amount of the monthly fee under the Agreement applicable to such Series next payable in an amount equal to such prior payments and fee reductions made by the Bank during such calendar year, but not exceeding the sum of that month’s credit and credits arising in prior months applicable to such Series during such calendar year to the extent such prior credits have not previously been utilized as contemplated by this paragraph. Any portion of a credit to the Bank not so used by it shall remain as a credit to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment or fee reduction to be made to the Fund to such Series pursuant to paragraphs (ii) or (iii) above (regardless of whether or not the credit or any portion thereof arose in the same calendar year as that in which the negative cumulative net effects or any portion thereof arose).

(v)        The Bank shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time for each Series of the Fund. The Bank shall promptly advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to 1/2 of 1 cent per share of a Series.

(vi)        In the event that this Agreement is terminated as to a Series for whatever cause, or this provision 1.02 (c) is terminated pursuant to paragraph (vii) below, the Fund shall promptly pay to the Bank an amount in cash equal to the amount by which the cumulative net effect upon such Series is positive or, if the cumulative net effect upon such Series is negative, the Bank shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

(vii)        This provision 1.02 (c) of the Agreement may be terminated by the Bank at any time without cause, effective as of the close of business on the last day of the month in which 10 days prior written notice (which may be by telex) is received by the Fund.

Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and the Bank. The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said error is caused by its negligence, recklessness, bad faith or willful misconduct or that of its employees.

Article 2     Fees and Expenses

2.01        For performance by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.02        In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund.

2.03        The Fund agrees to pay all fees and reimbursable expenses promptly; the terms, method and procedures for which is detailed on the attached fee schedule. Postage and the cost of materials for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

Article 3    Representations and Warranties of the Bank

The Bank represents and warrants to the Fund that:

3.01        It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.02        It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.03        It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

3.04        All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05        It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4    Representations and Warranties of the Fund

The Fund represents and warrants to the Bank that:

4.01        It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

4.02        It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.03        All proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.04        It is an investment company registered under the Investment Company Act of 1940.

4.05        A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; information to the contrary will result in immediate notification to the Bank.

Article 5    Indemnification

5.01        The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

(a)          All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, recklessness or willful misconduct.

(b)          The Funds’ refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund’s lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

(c)          The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

(d)          The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund’s representative.

(e)          The offer or sale of Shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.02        The Bank shall indemnify and hold the Fund harmless from the Bank’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Bank’s lack of good faith, negligence, recklessness or willful misconduct or which arise out of the breach of any representation or warranty of the Bank hereunder.

5.03        At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the written opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

5.04        In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.05        In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any unreasonable compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

Article 6    Covenants of the Fund and the Bank

6.01        The Fund shall promptly furnish to the Bank the following:

(a)          A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

(b)          A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

6.02        The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

6.03        The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund at its request.

6.04        The Bank agrees that all books, records, information and data pertaining to the business and/or transactions of the Fund which are exchanged, received or prepared pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.05        In case of any requests or demands for the inspection of the Shareholder records or any other books and records of the Fund, the Bank will promptly notify the Fund and endeavor to secure instructions from an authorized officer of the Fund with respect thereto. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised in writing by its outside counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7    Termination of Agreement

7.01        This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

7.02    Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Bank reserves the right, in the case of any termination by the Fund, to charge for any other reasonable expenses associated with such termination.

Article 8    Additional Funds

8.01        In the event that the Fund establishes one or more series of Shares in addition to Equity Income Series, High Yield Series and Value Series, with respect to which it desires to have State Street render services as transfer agent under the terms hereof, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Series hereunder.

Article 9    Assignment

9.01        Except as provided in Section 9.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

9.02        This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

9.03        The Bank, may without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS”) which is duly registered as a transfer agent or (ii) any Bank or BFDS affiliate, provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 10   Amendment

10.01     This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 11   Massachusetts Law to Apply

11.01     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

Article 12   Merger of Agreement

12.01     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 13   Shareholder Liability

13.01     Notice is hereby given that this Agreement is entered into on the Fund’s behalf by an officer of the Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Fund’s Trustees, officers, employees or shareholders individually but are binding only upon the assets and property of the Fund.

THE ROYCE FUND

BY: ______________________________________________

ATTEST:

STATE STREET BANK AND TRUST COMPANY

BY: ______________________________________________
Vice President
ATTEST:

Assistant Secretary

ADDENDUM FOR:

Quest Advisory Corporation

Pursuant to the provisions of the Transfer Agency and Service Agreement (the “Agreement”) dated October, 1985, between (Quest Advisory Corporation) (the “Fund”) and State Street Bank and Trust Company (the “Bank”), the Fund hereby instructs the Bank to accept the signature guarantees of the entities identified on the attached schedule (the “Schedule”).

In addition if the Fund elects to waive the signature guarantee requirement altogether for any specific dollar amount it shall identify such waiver in the Schedule.

In consideration for modifying the signature guarantee requirements and/or providing a waiver (if applicable) all of which are identified in the Schedule, the Fund shall indemnify the Bank pursuant to the terms of the Agreement provided that all actions of the Bank and its agents are in good faith and without negligence or willful misconduct.

In WITNESS WHEREOF, the parties hereto have caused this addendum to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers.

	By:	____________________________________________
	Title:	Secretary

Pennsylvania Mutual Fund
The Royce Fund

	Date:	5/23/88

ATTEST:

	By:	____________________________________________
	Title:	Vice President

State Street Bank and Trust Company

	Date:	SEP 20 1988

ATTEST:

SCHEDULE FOR:

Quest Advisory Corporation

SCHEDULE OF ACCEPTABLE SIGNATURE GUARANTORS
AND/OR ANY SIGNATURE GUARANTEE
WAIVER (if applicable)

EDH	Massachusetts

ADDENDUM FOR:

Quest Advisory Corporation

Pursuant to the provisions of the Transfer Agency and Service Agreement (the “Agreement”) dated October, 1985, between (Quest Advisory Corporation) (the “Fund”) and State Street Bank and Trust Company (the “Bank”), the Fund hereby instructs the Bank to accept the signature guarantees of the entities identified on the attached schedule (the “Schedule”).

In addition if the Fund elects to waive the signature guarantee requirement altogether for any specific dollar amount it shall identify such waiver in the Schedule.

In consideration for modifying the signature guarantee requirements and/or providing a waiver (if applicable) all of which are identified in the Schedule, the Fund shall indemnify the Bank pursuant to the terms of the Agreement provided that all actions of the Bank and its agents are in good faith and without negligence or willful misconduct.

In WITNESS WHEREOF, the parties hereto have caused this addendum to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers.

	By:	____________________________________________
	Title:	Secretary

Pennsylvania Mutual Fund
The Royce Fund

	Date:	5/23/88

ATTEST:

	By:	____________________________________________
	Title:	Vice President

State Street Bank and Trust Company

	Date:	SEP 20 1988

ATTEST:

AMENDMENT NO. 1
TO THE TRANSFER AGENCY
AND SERVICE AGREEMENT

This Amendment is made as of this 18th day of November, 1998 to the Transfer Agency and Service Agreement between The Royce Fund (the “Fund”) and State Street Bank and Trust Company ( the “Bank”) dated as of December 31, 1985 (the “Agreement”).

WHEREAS, the Fund intends to establish a new series to be named Royce Select Fund (“Select Fund”) whose transfer agency and service fees pursuant to the Agreement are intended by the Fund and Royce & Associates, Inc., Select Fund’s investment adviser (the “Investment Adviser”) to be paid by the Investment Adviser;

WHEREAS, the Fund, the Investment Adviser, and the Bank desire to amend the Agreement to include provisions for the Investment Adviser to be solely responsible for the payment of Select Fund’s transfer agency and service fees pursuant to the Agreement;

WHEREAS, the Fund, the Investment Adviser, and the Bank desire that the Fund solely be responsible for the payment of the transfer agency and service fees pursuant to the Agreement for all other series on Schedule A of the Agreement, as may be amended from time to time, unless indicated otherwise by amendment to the Agreement;

WHEREAS, Article 10 of the Agreement states that the Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund;

NOW, THEREFORE, the parties agree as follows:

1.
Pursuant to Article 8 of the Agreement entitled Additional Funds, the Fund and the Bank hereby agree to add Select Fund as a Series for which the Bank shall render transfer agency services under the terms of the Agreement as amended.

2.1
For Select Fund only, any reduction in fees made by the Bank if the cumulative net effect of “As-of” share transactions as described in Article 1.02(c) is negative shall be made to fees charged to the Investment Adviser. The Investment Adviser shall be responsible for reimbursing the Fund for the negative cumulative net effect if such fee reduction is made. At the Bank’s option, the Bank may make a cash payment, which will be paid directly to the Fund, to reduce the negative cumulative net effect.

2.2
For Select Fund only, any positive cumulative net effect upon Select Fund shall be paid by the Fund to the Investment Adviser, who shall reimburse the Bank in the same way as the Fund would reimburse the Bank for all other Series pursuant to Article 1.02(c).

3.
For Select Fund only, the Investment Adviser, and not the Fund, shall be responsible for payment of all fees and expenses enumerated in Article 2 of the Agreement entitled Fees and Expenses. For all other Series of the Fund, such series shall be responsible for payment of such fees and expenses.

4.1	Article 4 of the Agreement entitled Representations and Warranties of the Fund, Section 4.01 is hereby deleted and replaced with the following:

	4.01	It is a business trust duly organized and existing and in good standing under the laws of Delaware.

4.2	The following is added to Article 4 of the Agreement, and the name of the Article is changed to “Representations and Warranties of the Fund and the Investment Adviser”:

The Investment Adviser represents and warrants to the Transfer Agent and the Fund that:

	4.06	It is a corporation duly organized and existing and in good standing under the laws of the State of New York.

	4.07	It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

	4.08	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

5.
For the Portfolio only, the Investment Adviser, and not the Fund, shall bear all expenses for the termination of this Agreement as enumerated in Article 7 of the Agreement entitled Termination of Agreement. For all other Series of the Fund, the Fund shall bear such expenses.

6.	Except as provided in Section 9.03 of the Agreement, neither this Amendment nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

7.	In all other respects, the Agreement is confirmed

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE ROYCE FUND

BY: _________________________________________________
Vice President

ATTEST:

Secretary

ROYCE & ASSOCIATES, INC.

BY: _________________________________________________
Vice President

ATTEST:

Vice President

STATE STREET BANK AND TRUST COMPANY

BY: _________________________________________________
Executive Vice President

ATTEST:

Vice President

National Financial Data Services
Fee Information for Services as Plan, Transfer and Dividend Disbursing Agent
The Royce Funds

Effective March 1, 2001 through March 31, 2002

Account Maintenance Fees
Non Matrix Level 3 Accounts	(per open account within a fund)	$12.20	per year
Matrix Level 3 Accounts	(per open account within a fund)	$6.60	per year

Minimum per Cusip*			$10,000 per year
*A monthly minimum account fee of $833.34 applies to each fund/cusip added to the NFDS system after January 1, 1995.

Other Account Fees
Closed Account Fee	(per closed account within a fund)	$1.35	per year
12b-1 Processing Fee	(per open account within a 12b-1 fund)	$1.20	per year

Activity Fees
New Account Set-Up (Excludes GiftShares Fund)	$4.00 each
(Funds with less than 250 accounts are exempt from this charge)
GiftShares Fund New Account Set-Up	$10.00 each
Fund Implementation Fee	$1,500.00 per cusip
Note: “Rush Charge” of $1,000 (in addition to Implementation Charge) will be invoked when notice of the fund is less than six weeks.

Fiduciary Administration Fees
Account Maintenance Fee	(per account, paid by shareholder)	$12.00	per year
-Accounts established via Transfer of Assets will have their first year’s annual maintenance fee paid by The Royce Funds.
-Any fiduciary account with an account value exceeding $20,000 at the time of the annual fiduciary sweep will be exempt from paying that year’s annual fee.

Out-of-pocket Expenses
Out-of-pocket expenses are billed as incurred and include, but are not limited to: costs associated with mileage calculations, mailing expenses (i.e., statements, stationery, checks, certificates, sales literature, printing, postage, etc.), telecommunication expenses, equipment and software expenses (client-site only), programming expenses (i.e., charges necessary to establish consolidated statement), microfiche, freight, ACH bank charges, and all other expenses incurred on the fund’s behalf.

The Royce Funds		National Financial Data Services

By: _______________________________		By: _______________________________

Title:	Director/Administrator	Title:	SRVP/COO

Date:	4/24/01	Date:	3/9/01

AMENDMENT NO. 1
TO THE TRANSFER AGENCY
AND SERVICE AGREEMENT
NSCC Amendment

This Amendment is made as of this 10th day of December, 1999 to the Transfer Agency and Service Agreement between Royce Capital Fund (the “Fund”) and State Street Bank and Trust Company (the “Bank”) dated as of December 31, 1996 (the “Agreement”).

WHEREAS, the Fund has requested that the Bank execute, as the Fund’s agent, certain National Securities Clearing Corporation (“NSCC”) Agreements intended to provide centralized clearance, settlement and information services to the mutual fund industry; and

WHEREAS, the Fund and the Bank desire to amend the Agreement to include provisions for the Fund’s indemnification of the Bank arising out of the Bank’s entering into such NSCC agreements; and

WHEREAS, Article 10 of the Agreement states that the Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund:

NOW, THEREFORE, the parties agree as follows:

1.	The following Subsection 5.01(f) is added to Article 5 of the Agreement entitled Indemnification:

“5.01 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payment, expenses and liability arising out of or attributable to:

. . .

(f)     Upon the Fund’s request entering into any agreements required by the National Securities Clearing Corporation (the “NSCC”) for the transmission of Fund or shareholder data through the NSCC clearing systems.”

2.	Except as provided in Section 9.3 of the Agreement, neither this Amendment nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

3
This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ROYCE CAPITAL FUND

BY: ______________________________
Vice President
ATTEST:

________________________________
Secretary

STATE STREET BANK AND TRUST COMPANY

BY: _____________________________
Vice Chairman

ATTEST:

_________________________________

AMENDMENT NO. 2
TO THE TRANSFER AGENCY
AND SERVICE AGREEMENT
NSCC Amendment

This Amendment is made as of this 10th day of December, 1999 to the Transfer Agency and Service Agreement between The Royce Fund (the “Fund”) and State Street Bank and Trust Company (the “Bank”) dated as of December 31, 1985 and amended as of November 18, 1998 (the “Agreement”).

WHEREAS, the Fund has requested that the Bank execute, as the Fund’s agent, certain National Securities Clearing Corporation (“NSCC”) Agreements intended to provide centralized clearance, settlement and information services to the mutual fund industry; and

WHEREAS, the Fund and the Bank desire to amend the Agreement to include provisions for the Fund’s indemnification of the Bank arising out of the Bank’s entering into such NSCC agreements; and

WHEREAS, Article 10 of the Agreement states that the Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund;

NOW, THEREFORE, the parties agree as follows:

1.	The following Subsection 5.01(f) is added to Article 5 of the Agreement entitled Indemnification:

“5.01 The Bank shall not be responsible for, and the Fund shall indemnify and old the Bank harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payment, expenses and liability arising out of or attributable to:

. . .

(f)     Upon the Fund’s request entering into any agreements required by the National Securities Clearing Corporation (the “NSCC”) for the transmission of Fund or Shareholder data through the NSCC clearing systems.”

2.	Except as provided in Section 9.03 of the Agreement, neither this Amendment nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

3	This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto.

4	To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE ROYCE FUND

BY: ______________________________
Vice President
ATTEST:

________________________________
Secretary

STATE STREET BANK AND TRUST COMPANY

BY:_____________________________
Vice Chairman

ATTEST:

_________________________________

[LETTERHEAD OF STATE STREET]

OVERNIGHT MAIL
January 9, 2002

John Diederich, Director of Administration
The Royce Funds
1414 Avenue of the Americas
New York, NY 10019

RE:	Notice of Termination of Article 1.02(c) of the Transfer Agency and Service Agreement. Between and dated December 31, 1985 (the “Agreement”).

Dear Mr. Diederich:

This letter serves as notice to The Royce Fund (the “Fund”) that State Street Bank and Trust Company (“State Street”), desires to exercise its right to terminate Article 1.02(c) of the Transfer Agency and Service Agreement between the Fund and State Street dated December 31, 1985, as amended (the “Agreement”). In Accordance with Article 1.02(c)(vii) of the Agreement, this termination is effective as of the close of business on the last day of January 2002. All other terms and conditions of the Agreement shall remain in full force and effect.

Please contact Traci Conery at (816) 843-8625 if you have any questions.

Sincerely,

____________________________

cc: Mark Scovell, Senior Vice President
National Financial Data Services, Inc.

Delegation Amendment

May 19, 2003

Mr. John Denneen
The Royce Funds
1414 Avenue of the Americas
New York, NY 10019

Dear Mr. Denneen:

The Royce Fund and Royce Capital Fund (the “Fund(s)”) are each parties to agreements with State Street Bank and Trust Company (the “Transfer Agent”) dated as of December 31, 1985 and December 31, 1996, respectively (the “Agreement(s)”) under which the Transfer Agent performs certain transfer agency and record-keeping services for the Funds. In connection with the enactment of the USA PATRIOT Act of 2001 and the regulations promulgated thereunder, (collectively, the “PATRIOT Act”), each of the Funds has requested and the Transfer Agent has agreed to amend its Agreement as of the date hereof in the manner set forth below:

WHEREAS, the PATRIOT Act imposes new anti-money laundering requirements on financial institutions, including mutual funds and transfer agents;

WHEREAS, the Funds recognize the importance of complying with the PATRIOT Act and the Funds have developed and implemented a written anti-money laundering program (the “Funds’ Program”) and the Transfer Agent has certified to the Funds that it has implemented its own anti-money laundering program, and each program is designed to satisfy the requirements of the PATRIOT Act which pertain to the Funds and the Transfer Agent;

WHEREAS, the PATRIOT Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operational of aspects of the fund’s anti-money laundering program;

WHEREAS, the Funds and the Transfer Agent each recognize that the Transfer Agent performs substantially all of the day-to-day operational activities relating to the purchase, sale, effecting of transactions in, holding of and servicing of shares of the Funds for which the Transfer Agent maintains shareholder information on behalf of the Funds under the Agreements; and

WHEREAS, the Funds desire to delegate to the Transfer Agent the implementation and operation of certain aspects of the Funds’ Program relating to those of the Funds’ existing and prospective shareholders who have or are seeking to establish a registered account with either of the Funds for which the Transfer Agent serves as transfer agent, and the Transfer Agent desires to accept such delegation;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Delegation; Duties

1.1
Subject to the terms and conditions set forth in the Agreement, the Funds hereby delegate to the Transfer Agent those aspects of the Funds’ Program, as delegated to the Transfer Agent under this Amendment, that are set forth on Exhibit A, attached hereto. In connection therewith, Transfer Agent agrees to maintain policies and procedures, and related internal controls that are consistent with the Funds’ Program, this Delegation Amendment, and agrees that those policies and procedures are reasonably designed to be in compliance with the PATRIOT Act. The Transfer Agent’s obligation under this delegation shall be contingent upon the Funds’ delivering their current Program to the Transfer Agent. The Transfer Agent represents that it believes it has the ability to implement the specific duties delegated on Exhibit A to this Amendment. The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.

1.2
The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

1.3
The Transfer Agent shall provide reports relating to the delegated duties the Transfer Agent is performing hereunder covering the subjects, and with the frequency as the parties may agree to from time to time. In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also promptly notify the Fund and provide it with a copy of such report or notice, unless prohibited by applicable law.

2.	Consent to Examination

2.1
In addition to the responsibilities hereby undertaken by the Transfer Agent with respect to its performance of the above-delegated duties, the Transfer Agent understands and acknowledges that the Funds remain ultimately responsible under the Patriot Act for assuring their compliance with the PATRIOT Act, and that the records the Transfer Agent maintains for the Fund relating to the Fund’s Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will

2.2	use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

3.	Limitation on Delegation.

3.1
The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those aspects of the Fund’s Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Fund’s Program or for the overall compliance by the Fund with the PATRIOT Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Fund for which the Transfer Agent is required to maintain the applicable shareholder information.

4.	Expenses.

4.1
In consideration of the performance of the foregoing duties, the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.	Miscellaneous.

5.1	In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5.2.	Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST COMPANY

__________________________	By: ______________________

Name: _____________________
Title: ______________________

WITNESSED BY:	THE ROYCE FUND

__________________________	By: _____________________
John E. Denneen, Secretary	John D. Diederich, Vice President

WITNESSED BY:	ROYCE CAPITAL FUND

___________________________	By: _____________________
John E. Denneen, Secretary	John D. Diederich, Vice President

EXHIBIT A

DELEGATED DUTIES

Date: October 1, 2003

With respect to the ownership of shares in the Funds for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

•
Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control (“OFAC”) database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

•	Submit special payee checks through the OFAC database.

•	Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

•	Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

•	Review accounts with small balances followed by large purchases.

•	Review accounts with frequent activity within a specified date range followed by a large redemption.

•	On a daily basis, review purchase and redemption activity per tax identification number (“TIN”) within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

•	Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

•	Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

•
Determine when a suspicious activity report (“SAR”) should be fled as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

•
Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

•
Pursuant to the Fund’s Customer Identification Program (“CIP”) and in accordance with the procedures agreed upon by the parties (which may be amended by mutual agreement of the parties): (i) request identifying information and documentation for customers seeking to open accounts; (ii) verify the identity of any customer seeking to open an account with the Funds; (iii) maintain records of the information used to verify the customer’s identity and (vi) determine whether the customer appears on any lists of known or suspected terrorists or terrorists organizations provided to the Funds by any government agency.

•
Arrange for periodic reviews, as frequently as required by law, to be performed by internal auditors or other auditors chosen by Transfer Agent concerning the Transfer Agent’s operations related to its anti-money laundering duties.

In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund unless prohibited by applicable Law.

THE ROYCE FUND	STATE STREET BANK AND TRUST COMPANY
ROYCE CAPITAL FUND

By: _______________________	By: ___________________________________
John D. Diederich, Vice President	Joseph L. Hooley, Executive Vice President

[LETTERHEAD OF NATIONAL FINANCIAL DATA SERVICES]

October 9, 2003

Bruno Lavion
The Royce Funds
1414 Avenue of the Americas
New York, NY 10019

Dear Bruno:

As you finalize your planning cycle for 2004, this letter should assist in understanding and incorporating changes to the pricing of certain compliance functions provided by Boston Financial. As you recall, during 2003, Boston Financial introduced a fee of $.15 per non-networked account to cover the costs associated with Section 352 of the USA Patriot Act and the anticipated casts of dealing with, “Know Your Customer”, office of foreign asset control and fraud prevention. During July, Section 326 of the Patriot Act was finalized with an implementation date of October 1st 2003. This section defined the rules governing the “Know Your Customer” or Customer Identification Program (CIP). The depth and scope of this regulation far exceeded the expectation as it relates to implementation. This has resulted in significant cost increases (i.e. operating staff, compliance staff, audit fees, third party vendor fees) to Boston Financial.

To offset the increased costs, we are increasing the per account fee by $.10 per non-networked account resulting in a total fee of $.25 per non-networked account. The additional 5-cent charge for each foreign account and the minimum monthly charge of $200 for each management company remains unchanged. Although the new requirements are in effect as of October 1st, due to your budget and planning constraints, Boston Financial will not begin implementing this fee until January lst 2004.

This increase will support the following functions for CIP, which Boston Financial is now performing as stated in the delegation of duties. The functions include:

•
Front-End Review - Boston Financial will verify that the customer has provided the required information and that the appropriate verification notice has been provided. If the information is incomplete, Boston Financial will attempt to obtain the information, If unable to obtain the information, the check and application along with correspondence will be sent to the customer.

•
Back-End Review - Boston Financial has con-acted with a third party vendor to support the verification of the customer through their identity verification database. If any of the information does not conform with the information in the database, a report will be provided to the Boston Financial Compliance Team on a daily basis. This information will be reviewed against the shareholder record and further verification will be performed as necessary. The additional review requires the utilization of a second vendor to perform the required search.

•
Suspicious Activity Reports (SAR) - Boston Financial will file suspicious activity reports for those shareholders whose information cannot be verified and work with the funds to determine if accounts should be closed, monitored, etc.

•
Patterned Activity Review - In addition to the CIP requirements, a new Patterned Activity program has been developed to help support the identification of unusual activity. Boston Financial monitors the daily activity of each account to determine if the activity is unusual and warrants a suspicious activity report to be prepared and filed with the appropriate regulatory agencies.

•
Audit Fees - Due to the increased regulatory guidelines our external audit firm will be required to perform more extensive testing and review, in order for them to provide you with an attestation that we remain in compliance with all of the aforementioned regulations.

•	FinCEN - In addition, if you are required to do so, this fee will cover the semi-monthly review of your account base against the FinCEN requests as specified by Section 314(A) of the Patriot Act.

Boston Financial thanks you again for your business and will continue to look for ways to deliver quality service as efficiently as possible.

Sincerely,
__________________
Stacey Elliott
Division Manager

[LETTERHEAD OF NATIONAL FINANCIAL DATA SERVICES]

December 16, 2002

Bruno Lavion
The Royce Funds
1414 Avenue of the Americas
New York, NY 10019

Dear Bruno:

As you finalize your planning cycle for 2003, this letter should assist in understanding and incorporating changes to the pricing of certain functions and products provided by National Financial Data Services (“NFDS”). In the coming year, compliance related areas require additional effort and support. NFDS has kept current as regulations have changed, and has in fact, been out in front of the requirements in adapting our procedures and systems to accommodate the new and modified legislation.

Regulatory Compliance

Compliance requirements have increased significantly over the past several years as a result of initiatives such as “Know Your Customer”, the Office of Foreign Asset Control (“OFAC”), and fraud prevention. Most recently, legislation enacted surrounding the USA Patriot Act of 2001 and anti-money laundering has impacted our business. The Sarbanes-Oxley Act of 2002 will require additional support to our mutual fund clients including sub-certification and the potential for more frequent SAS 70 reviews. In order to ensure compliance with the new regulations, we have increased our review requirements for the following processes: cash equivalent purchases, OFAC updated lists, SEC and other governmental agency lists required under the Acts. In addition, procedures have been modified to monitor various types of activity considered unusual or suspicious, as well as customer identification and verification. These requirements have a significant impact on staffing, workflow and costs associated with servicing our clients. NFDS is also assuming the additional costs necessary to comply with the audit requirements of the new Acts.

Due to the additional effort required, effective January 2003, we are introducing an annual fee of $.15 per non-networked account. An additional $.05 will be charged for each foreign account. There will be a minimum monthly charge of $200 for each management company.

National Financial Data Services thanks you again for your business and will continue to look for ways to deliver quality service as efficiently as possible.

Sincerely,

_______________________
Traci A. Conery
Division Manager

cc: Jeff Clevenger, NFDS Internal Controls

AMENDMENT

To Transfer Agency and Service Agreement
between
The Royce Fund
and
State Street Bank And Trust Company

This amendment is made as of this 1st day of July 2004 between The Royce Fund and State Street Bank and Trust Company (the “Amendment”). In accordance with Article 2 Fees and Expenses and Article 10 Amendment of the Transfer Agency and Service Agreement between The Royce Fund and State Street Bank and Trust Company dated as of December 31, 1985 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Fee Schedule. The Fee Schedule attached to the Agreement is replaced and superseded with the Fee Schedule dated July 1, 2004 through June 30, 2007 and attached hereto;

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terns and conditions of the agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY	THE ROYCE FUND

BY: ______________________________	BY: ______________________________
Name: Joseph L. Hooley	Name: John D. Diederich
Title: Executive Vice President	Title: VP

FEE SCHEDULE

Effective Date: July 1, 2004 through June 30, 2007

General:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Maintenance Fees:

Non Matrix Level 3 Accounts (per open account within a fund)		$12.20/year
Matrix Level 3 Accounts (per open account within a fund)		$6.60/year

Fund Minimum (per fund)		$10,000.00/year

Other Account Fees:

Closed Account Fee (per closed account within a fund)		$1.35/year
12b-1 Processing Fee (per open account within a 12b-1 fund)		$1.20/year
Investor Fees (per linked account within the investor product)		$1.00/year
CDSC (per account)		$.96/year
PAF/SHARELOT (per account)	Year 1	$.50/year
	Year 2	$.75/year
	Thereafter	$.96/year
Short Term Trader (per account)		$.24/year
Foreign Shareholder (per foreign shareholder within a fund)		$0.05/year
Anti-Money Laundering (per non-networked level 3 accounts)		$0.25/year

Activity Fees:

New Account Set Up (Funds with less than 250 accounts are exempt)		$4.00 each
New Account Set Up (GiftShares Only)		$10.00 each
TPA Relationship (per cusip)		$125.00 each

Fund Implementation Fee:

$1,650.00/cusip

Note: New Fund Implementation “Rush Charge”of $1,000 (in addition to Implementation Charge) will be invoked when notice of the new fund is less than six weeks.

Fiduciary Administration Fee:

Account Maintenance Fee (per account, paid by shareholder)		$12.00/year

All fiduciary account maintenance fees for accounts established via transfer of assets will be payable in the first year by The Royce Fund, rather than the shareholder. All fiduciary account maintenance fees for accounts established via transfer of assets will be payable in the first year by The Royce Fund, rather than by the shareholder. All fiduciary account holders with cumulative account holdings by a single SSN/Tax I.D. that exceed $20,000 will also be excluded from the annual fee sweep. In both instances BFDS Midwest will invoice to Royce, one fee per SSN/Tax I.D. excluded.

Out-of-Pocket Expenses:

Out-of-pocket expenses are billed as incurred and include, but are not limited to: costs associated with mileage calculations, mailing expenses (i.e., statements; stationery, checks, certificates, sales literature, printing, postage; etc.), automated telephone servicing charges, telecommunication expenses, equipment and software expenses (client-site only), programming expenses (i.e., charges necessary to establish consolidated statement), microfiche (Cool per account of $.28 Year 1 and $.26 thereafter), freight, ACH bank charges, all related bank charges, document storage and all other expenses incurred on the Fund’s behalf.

Cost-of-Living Adjustment:

Annually, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as the previous year, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

STATE STREET BANK AND TRUST COMPANY	THE ROYCE FUND

BY: ______________________________	BY: ______________________________
Name: Joseph L. Hooley	Name: John D. Diederich
Title: Executive Vice President	Title: VP

AMENDMENT

To Transfer Agency and Service Agreement
between
The Royce Fund
and
State Street Bank And Trust Company

This amendment is made as of this 1st day of June 2005 between The Royce Fund and State Street Bank and Trust Company (the “Amendment”). In accordance with Article 2 Fees and Expenses and Article 10 Amendment of the Transfer Agency and Service Agreement between The Royce Fund and State Street Bank and Trust Company dated as of December 31, 1985 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Fee Schedule. The Fee Schedule attached to the Agreement is replaced and superseded with the Fee Schedule dated July 1, 2004 through June 30, 2007 and attached hereto;

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terns and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY	THE ROYCE FUND

BY: ______________________________	BY: ______________________________
Name: Joseph L. Hooley	Name: John D. Diederich
Title: Executive Vice President	Title: VP

FEE SCHEDULE

Effective Date: July 1, 2004 through June 30, 2007

General:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Complex Base Fee:		$240,000/year minus that portion of this Complex Base Fee allocated based on assets to Royce Capital Fund

Annual Account Maintenance Fees:

Non Matrix Level 3 Accounts (per open account within a fund)		$12.60/year
Matrix Level 3 Accounts (per open account within a fund)		$6.60/year

Fund Minimum (per fund)		$10,000/year

Other Account Fees:

Closed Account Fee (per closed account within a fund)		$1.35/year
12b-1 Processing Fee (per open account within a 12b-1 fund)		$1.20/year
Investor Fees (per linked account within the investor product)		$1.00/year
CDSC (per account)		$.96/year
PAF/SHARELOT (per account)	Year 1	$.50/year
	Year 2	$.75/year
	Thereafter	$.96/year
Short Term Trader ( per account)		$.24/year
Foreign Shareholder (per foreign shareholder within a fund)		$0.05/year
Anti-Money Laundering (per non-networked level 3 accounts)		$0.25/year

Activity Fees:

New Account Set Up (Funds with less than 250 accounts are exempt)		$4.00 each
New Account Set Up (Giftshares Only)		$10.00 each
TPA Relationship (per cusip)		$125.00 each

Fund Implementation Fee:

$1,650.00/cusip

Note: New Fund Implementation “Rush Charge” of $1,000 (in addition to Implementation Charge) will be invoked when notice of the new fund is less than six weeks.

Fiduciary Administration Fee:

Account Maintenance Fee (per account, paid by shareholder)	$12.00/year

All fiduciary account maintenance fees for accounts established via transfer of assets will be payable in the first year by The Royce Fund, rather than the shareholder. All fiduciary accounts in excess of $20,000 at the time of the annual fiduciary sweep are exempt from annual fiduciary account maintenance fees.

Out-of-pocket Expenses:

Out-of-pocket expenses are billed as incurred and include, but are not limited to: costs associated with mileage calculations, mailing expenses (i.e., statements, stationery, checks, certificates, sales literature, printing, postage, etc.), automated telephone servicing charges, telecommunication expenses, equipment and software expenses (client-site only), programming expenses (i.e., charges necessary to establish consolidated statement), microfiche (Cool per account of $.28 Year 1 and $.26 thereafter), freight, ACH bank charges, all related bank charges, document storage and all other expenses incurred on the Fund’s behalf.

Cost-of-Living Adjustment:

Annually, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as the previous year, the total fee for all services other than the Complex Base Fee shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. The Complex Base Fee shall not be subject to the Cost-of-Living Adjustment.

Balance Credit Earnings:

Earnings credits from accounts held at State Street Bank and Trust Company for the benefit of The Royce Funds will be applied as a credit (to be allocated based on assets between The Royce Fund and Royce Capital Fund) against fees and out of pockets on each monthly invoice.

AMENDMENT
TO THE TRANSFER AGENCY
AND SERVICE AGREEMENT

This Amendment is made as of the 30th day of June, 2005 to the Transfer Agency and Service Agreement between The Royce Fund (the “Fund”) and State Street bank and Trust Company (the “Bank”) dated as of December 31, 1985 (the “Agreement”).

WHEREAS, the Fund has established two new series to be named Royce Select Fund II and Royce Select Fund III (together the “Select Funds”) whose transfer agency and service fees pursuant to the Agreement are intended by the Fund and Royce & Associates, LLC, Select Funds’ investment adviser (the “Investment Adviser”) to be paid by the Investment Adviser.

WHEREAS, the Fund, the Investment Adviser, and the Bank desire to amend the Agreement to include provisions for the Investment Adviser to be solely responsible for the payment of Select Funds’ transfer agency and service fees pursuant to the Agreement.

WHEREAS, the Fund, the Investment Adviser, and the Bank desire that the Fund solely be responsible for the payment of the transfer agency and service fees pursuant to the Agreement for all other series on Schedule A of the Agreement, as may be amended from time to time, unless indicated otherwise by amendment to the Agreement.

WHEREAS, Article 10 of the Agreement states that the Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Fund.

NOW, THEREFORE, the parties agree as follows:

1.
Pursuant to Article 8 of the Agreement entitled Additional Funds, the Fund and the Bank hereby agree to add each of the Select Funds as new Series for which the Bank shall render transfer agency services under the terns of the Agreement as amended.

2.1
For each of the Select Funds, any reduction in fees made by the Bank if the cumulative net effect of “As-of” share transactions as described in Article 1.02(c) is negative shall be made to fees charged to the Investment Adviser. The Investment Adviser shall be responsible for reimbursing the Fund for the negative cumulative net effect if such fee reduction is made. At the Bank’s option, the Bank may make a cash payment, which will be paid directly to the Fund, to reduce the negative cumulative net effect.

2.2
For each of the Select Funds, any positive cumulative net effect upon a Select Fund shall be paid by the Fund to the Investment Adviser, who shall reimburse the Bank in the same way as the Fund would reimburse the Bank for all other Series pursuant to Article 1.02(c).

3.
For each of the Select Funds, the Investment Adviser, and not the Fund, shall be responsible for payment of all fees and expenses enumerated in Article 2 of the Agreement entitled Fees and Expenses. For all other Series of the Fund (other than Royce Select Fund I), such Series shall be responsible for payment of such fees and expenses.

4.
For each of the Select Funds, the Investment Adviser, and not the Fund, shall bear all expenses for the termination of this Agreement as enumerated in Article 7 of the Agreement entitled Termination of Agreement. For all other Series of the Fund (other than Royce Select Fund I), the Fund shall bear such expenses.

5.	Except as provided in Section 9.03 of the Agreement, neither this Amendment nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

THE ROYCE FUND

BY: ____________________________________________
VP

ATTEST:

ROYCE & ASSOCIATES, LLC

BY: ____________________________________________

ATTEST:

STATE STREET BANK AND TRUST COMPANY

BY: ____________________________________________

ATTEST:

AMENDMENT

To Transfer Agency and Service Agreement
between
The Royce Fund
and
State Street Bank And Trust Company

This amendment is made as of this 23rd day of March, 2006 between The Royce Fund and State Street Bank and Trust Company (the “Amendment”). In accordance with Article 2 Fees and Expenses and Article 10 Amendment of the Transfer Agency and Service Agreement between The Royce Fund and State Street Bank and Trust Company dated as of December 31, 1985 (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Fee Schedule. The Fee Schedule attached to the Agreement is replaced and superseded with the Fee Schedule dated July 1, 2004 through June 30, 2007 and attached hereto;

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment lo be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY	THE ROYCE FUND

BY: ______________________________	BY: ______________________________
Name: Joseph L. Hooley	Name: John D. Diederich
Title: Executive Vice President	Title: VP

FEE SCHEDULE

Effective Date: July 1, 2004 through June 30, 2007

General:

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Complex Base Fee:		$240,000/year

Annual Account Maintenance Fees:

Non Matrix Level 3 Accounts (per open account within a fund)		$12.60/year

Matrix Level 3 Accounts (per open account within a fund)		$6.60/year
Excludes broker accounts for the following dealers: Citigroup Markets Inc., Smith Barney, Legg Mason, Legg Mason Wood Walker Inc.

Matrix Level 3 Accounts (per open account within a fund)		$4.25/year
Includes the broker accounts for the following dealers: Citigroup Markets Inc., Smith Barney, Legg Mason, Legg Mason Wood Walker Inc.

Fund Minimum (per fund)		$10,000.00/year

Other Account Fees:

Closed Account Fee (per closed account within a fund)		$1.35/year
12b-1 Processing Fee (per open account within a 12b-1 fund)		$1.20/year
Investor Fees (per linked account within the investor product)		$1.00/year
CDSC (per account)		$.96/year
PAF/SHARELOT (per account)	Year 1	$.50/year
	Year 2	$.75/year
	Thereafter	$.96/year
Short Term Trader ( per account)		$.24/year
Foreign Shareholder (per foreign shareholder within a fund)		$0.05/year
Anti-Money Laundering (per non-networked level 3 accounts)		$0.25/year

Activity Fees:
New Account Set Up (Funds with less than 250 accounts are exempt)		$4.00 each
New Account Set Up (Giftshares Only)		$10.00 each
TPA Relationship (per cusip)

FEE SCHEDULE
Effective Date: July 1, 2004 through June 30, 2007
(continued)

Fund Implementation Fee:	$1,650.00/cusip

Note: New Fund Implementation “Rush Charge” of $1,000 (in addition to Implementation Charge) will be invoked when notice of the new fund is less than six weeks.

Fiduciary Administration Fee:

Account Maintenance Fee (per account, paid by shareholder)	$12.00/year

All fiduciary account maintenance fees for accounts established via transfer of assets will be payable in the first year by The Royce Fund, rather than the shareholder. All fiduciary accounts in excess of $20,000 at the time of the annual fiduciary sweep are exempt from annual fiduciary account maintenance fees.

Out-of-pocket Expenses:

Out-of-pocket expenses are hilled as incurred and include, but are not limited to: costs associated with mileage calculations, mailing expenses (i.e., statements, stationery, checks, certificates, sales literature, printing, postage, etc.), automated telephone servicing charges, telecommunication expenses, equipment and software expenses (client-site only), programming expenses (i.e., charges necessary to establish consolidated statement), microfiche (Cool per account of $.28 Year 1 and $.26 thereafter), freight, ACH bank charges, all related bank charges, document storage and all other expenses incurred on the Fund’s behalf.

Cost-of-Living Adjustment:

Annually, unless the parties shall otherwise agree and provided that the service mix and volumes remain consistent as the previous year, the total fee for all services shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the i percentage increase for the twelve-month period of such previous calendar year of the Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston area, as published bimonthly by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.

FEE SCHEDULE
Effective Date: July 1, 2004 through June 30, 2007
(continued)

Balance Credit Earnings:

Earnings credits from accounts held at State Street Bank and Trust Company for the benefit of The Royce Funds will be applied as a credit against fees and out of pockets on each monthly invoice.

STATE STREET BANK AND TRUST COMPANY	THE ROYCE FUND

BY: ______________________________	BY: ______________________________
Name: Joseph L. Hooley	Name: John D. Diederich
Title: Executive Vice President	Title: VP